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                                                                     Exhibit 5.1

                                   JONES DAY

               222 EAST 41ST STREET  .  NEW YORK, NEW YORK 10017
            TELEPHONE: (212) 326-3939  .  FACSIMILE: (212) 755-7306




                               September 28, 2005

International Coal Group, Inc.
2000 Ashland Drive
Ashland, Kentucky  41101


                 Re:    106,605,999 Shares of Common Stock
                        of International Coal Group, Inc.

Ladies and Gentlemen:

      We are acting as counsel for International Coal Group, Inc., a Delaware corporation (the "Company"), in connection with the issuance and exchange of 106,605,999 shares of common stock of the Company, $0.01 par value per share (the "Exchange Shares"), pursuant to a corporate reorganization in which 106,605,999 shares of common stock of ICG, Inc. will be exchanged for the Exchange Shares.

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the issuance and sale of the Exchange Shares, when issued and delivered in exchange for the shares of ICG, Inc., will be validly issued, fully paid and nonassessable.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement No. 333-126156 on Form S-4 (the "Registration Statement") filed by the Company to effect registration of the offer and sale of the Shares under the Securities Act of 1933 (the "Act") and to the reference to us under the caption "Validity of the shares" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


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September 28, 2005
Page 2





                                      Very truly yours,



                                      /s/ Jones Day